Exhibit 99.1

BLUE COAT COMPLETES ACQUISITION

OF NETCACHE ASSETS FROM NETWORK APPLIANCE

SUNNYVALE, Calif., September 11, 2006 – Blue Coat® Systems (NASDAQ: BCSI), a leader in secure content and application delivery, today announced that it has completed the acquisition of assets of NetCache™ business from Network Appliance (NASDAQ: NTAP). On June 23, 2006, Blue Coat announced the execution of an asset purchase agreement to acquire the assets of the NetCache business. The final consideration for the transaction included approximately $23.9 million in cash and 360,000 shares of Blue Coat common stock. The cash proceeds were funded with a portion of the proceeds from the investment by Francisco Partners and Sequoia Capital in June 2006.

Blue Coat and Network Appliance have also entered into transition services agreements to continue product availability and support for NetCache customers, including continuing manufacturing services as well as sales, service and support. In connection with the close, Blue Coat received information that will enable the Company to provide updated revenue guidance in early October 2006, including the impact of the NetCache acquisition.

“Blue Coat, along with Network Appliance, is committed to continuing to serve NetCache customers, while providing a seamless transition to the Blue Coat platform,” said Brian NeSmith, president and chief executive officer of Blue Coat Systems. “The addition of the NetCache customers further strengthens our ability to be successful in the emerging application delivery infrastructure industry.”

Conference Call & Webcast

The Company will host a conference call on October 2, 2006 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to provide updated revenue guidance. Participants should call (612) 332-0820 with the passcode: 841803. A replay of the call will be available starting Monday, October 2, 2006 at 5:30 p.m. Pacific Time (8:30 p.m. Eastern Time), and can be accessed by calling (320) 365-3844 with the passcode: 841803. An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations.

About Blue Coat Systems

Blue Coat secures Web communications and accelerates business applications across the distributed enterprise. Blue Coat’s family of appliances and client-based solutions – deployed in branch offices, Internet gateways, end points, and data centers – provide intelligent points of policy-based control enabling IT organizations to optimize security and accelerate performance between users and applications. Blue Coat has installed more than 25,000 appliances worldwide and is ranked #1 by IDC in the Secure Content and Application Delivery segment. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

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FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat’s success in the application delivery infrastructure industry, the benefits to be achieved by Blue Coat through the NetCache acquisition, Blue Coat’s ability to adequately serve NetCache customers, and statements regarding Blue Coat Systems’ expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to, benefits to be gained by the acquisition of NetCache assets; the value of the NetCache products to Blue Coat Systems and its customers; the financial impact on Blue Coat Systems of the acquisition; whether the operating income associated with the NetCache product will be materially less than currently anticipated; the final conclusions of the Board of Directors, the Audit Committee, the independent committee, and the Company’s independent public accountants concerning matters related to the Company’s stock option grants; the inability of the Company to obtain a sufficient extension from Nasdaq to file its Form 10-K to avoid delisting; the Company’s inability to comply with requirements imposed by Nasdaq for continued listing; the Company’s inability to file its Form 10-K in accordance with the Securities Exchange Act of 1934; the review and audit by the Company’s independent auditor of the Company’s fiscal 2006 financial statements; the outcome of inquiries initiated by the Securities and Exchange Commission; additional information or actions resulting from the continued review by the Company’s independent committee; as well as other risks more fully described in the “Risk Factors” section of the Company’s quarterly report on Form 10-Q for the quarter ended January 31, 2006.

Note: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Media Contact:	Steve Schick	Investor Contact:	Carla Chun
	Blue Coat Systems		Blue Coat Systems
	steve.schick@bluecoat.com		carla.chun@bluecoat.com
	408-220-2076		408-220-2318